Exhibit 99.1

Union Pacific Reports Record First Quarter

Diluted Earnings per Share up 13 Percent

FOR IMMEDIATE RELEASE

First Quarter Records

•	Diluted earnings per share of $2.03 improved 13 percent.

•	Operating revenues totaled $5.3 billion, up 3 percent.

•	Operating income totaled $1.6 billion, up 8 percent.

•	Operating ratio of 69.1 percent improved 1.4 points.

•	Customer satisfaction index reached 94, up 1 point.

Omaha, Neb., April 18, 2013 – Union Pacific Corporation (NYSE: UNP) today reported 2013 first quarter net income of $957 million, or $2.03 per diluted share, compared to $863 million, or $1.79 per diluted share, in the first quarter 2012.

“Union Pacific achieved record first quarter financial results, leveraging the strengths of our diverse franchise despite significantly weaker coal and grain markets,” said Jack Koraleski, Union Pacific chief executive officer. “We efficiently managed our operations in the face of dynamic volume shifts across the network, as evidenced by our record first quarter operating ratio and customer satisfaction results.”

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First Quarter Summary

Despite lower carloadings, operating revenue increased 3 percent in the first quarter 2013 to $5.3 billion versus $5.1 billion in the first quarter 2012. First quarter business volumes, as measured by total revenue carloads, decreased 2 percent compared to 2012. Volume declines in coal and agricultural products more than offset growth in chemicals, intermodal and automotive shipments. Volumes for industrial products were flat versus 2012 driven by a reduction in hazardous waste shipments. In addition:

•	Quarterly freight revenue increased 3 percent compared to the first quarter 2012, mainly driven by core pricing gains.

•	Union Pacific’s operating ratio of 69.1 percent was a first quarter record, 1.4 points better than the first quarter 2012.

•	The average quarterly diesel fuel price of $3.23 per gallon in the first quarter 2013 was flat compared to the first quarter 2012.

•	The Customer Satisfaction Index of 94 set a first quarter record, 1 point better than the first quarter 2012.

•	Quarterly train speed, as reported to the Association of American Railroads, was 26.4 mph, flat versus the first quarter 2012.

•	The Company repurchased 2.9 million shares in the first quarter 2013 at an average share price of $136.58 and an aggregate cost of $394 million.

Summary of First Quarter Freight Revenues

•	Chemicals up 14 percent

•	Automotive up 13 percent

•	Intermodal up 9 percent

•	Industrial Products up 6 percent

•	Coal down 6 percent

•	Agricultural down 9 percent

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2013 Outlook

“While there is still much uncertainty in the year ahead, our diverse franchise supports our continued focus on profitable growth and business development opportunities,” Koraleski said. “We’re committed to providing safe, efficient and reliable service to drive greater customer value and increased shareholder returns in the future.”

About Union Pacific

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America’s most recognized companies, Union Pacific Railroad links 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2012, Union Pacific invested $18 billion in its network and operations to support America’s transportation infrastructure, including a record $3.7 billion in 2012. The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Investor contact is Michelle Gerhardt, (402) 544-4227.

Media contact is Tom Lange, (402) 544-3560.

Supplemental financial information is attached.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically the statements regarding the Corporation’s expectations with respect to general economic conditions and business growth; its ability to provide safe, efficient and reliable customer service and increase customer value and shareholder returns. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2012, which was filed with the SEC on February 8, 2013. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2013	2012	%
Operating Revenues
Freight revenues	$4,984	$4,823	3%
Other revenues	306	289	6
Total operating revenues	5,290	5,112	3

Operating Expenses
Compensation and benefits	1,216	1,211	-
Fuel	900	926	(3)
Purchased services and materials	557	526	6
Depreciation	434	427	2
Equipment and other rents	313	296	6
Other	237	216	10
Total operating expenses	3,657	3,602	2

Operating Income	1,633	1,510	8
Other income	40	16	F
Interest expense	(128)	(135)	(5)
Income before income taxes	1,545	1,391	11
Income taxes	(588)	(528)	11
Net Income	$957	$863	11%

Share and Per Share
Earnings per share - basic	$2.05	$1.81	13%
Earnings per share - diluted	$2.03	$1.79	13
Weighted average number of shares - basic	467.8	477.8	(2)
Weighted average number of shares - diluted	470.5	481.4	(2)
Dividends declared per share	$0.69	$0.60	15

Operating Ratio	69.1%	70.5%	(1.4)	pts
Effective Tax Rate	38.1%	38.0%	0.1	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2013	2012	%
Freight Revenues (Millions)
Agricultural	$784	$858	(9)%
Automotive	487	430	13
Chemicals	873	768	14
Coal	936	995	(6)
Industrial Products	916	863	6
Intermodal	988	909	9
Total	$4,984	$4,823	3%

Revenue Carloads (Thousands)
Agricultural	212	234	(9)%
Automotive	184	180	2
Chemicals	271	241	12
Coal	402	495	(19)
Industrial Products	289	290	-
Intermodal*	810	778	4
Total	2,168	2,218	(2)%

Average Revenue per Car
Agricultural	$3,694	$3,664	1%
Automotive	2,648	2,390	11
Chemicals	3,225	3,184	1
Coal	2,329	2,010	16
Industrial Products	3,174	2,977	7
Intermodal*	1,219	1,169	4
Average	$2,299	$2,175	6%

*	Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

Millions, Except Percentages	Mar. 31, 2013	Dec. 31, 2012
Assets
Cash and cash equivalents	$1,917	$1,063
Other current assets	2,729	2,551
Investments	1,240	1,259
Net properties	42,376	41,997
Other assets	299	283
Total assets	$48,561	$47,153

Liabilities and Common Shareholders’ Equity
Debt due within one year	$552	$196
Other current liabilities	3,058	2,923
Debt due after one year	9,309	8,801
Deferred income taxes	13,288	13,108
Other long-term liabilities	2,210	2,248
Total liabilities	28,417	27,276

Total common shareholders’ equity	20,144	19,877

Total liabilities and common shareholders’ equity	$48,561	$47,153

Debt to Capital	32.9%	31.2%
Adjusted Debt to Capital*	40.2%	39.1%

*	Adjusted Debt to Capital is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ending March 31,	2013	2012
Operating Activities
Net income	$957	$863
Depreciation	434	427
Deferred income taxes	184	124
Other - net	(51)	(10)
Cash provided by operating activities	1,524	1,404

Investing Activities
Capital investments	(782)	(804)
Other - net	(18)	(26)
Cash used in investing activities	(800)	(830)

Financing Activities
Debt issued	944	-
Common shares repurchased	(374)	(433)
Dividends paid	(323)	(289)
Debt repaid	(83)	(72)
Other - net	(34)	(2)
Cash provided by/(used in) financing activities	130	(796)

Net Change in Cash and Cash Equivalents	854	(222)
Cash and cash equivalents at beginning of year	1,063	1,217
Cash and Cash Equivalents End of Period	$1,917	$995

Free Cash Flow*
Cash provided by operating activities	$1,524	$1,404
Cash used in investing activities	(800)	(830)
Dividends paid	(323)	(289)
Free cash flow	$401	$285

*

Free cash flow is a non-GAAP measure; however, we believe that it is important to management and investors in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ending March 31,	2013	2012	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	227,688	240,484	(5)%
Employees (average)	46,437	45,642	2
GTMs (millions) per employee	4.90	5.27	(7)
Customer satisfaction index	94	93	1	pt

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$3.23	$3.23	-%
Fuel consumed in gallons (millions)	272	279	(3)
Fuel consumption rate*	1.195	1.160	3

AAR Reported Performance Measures
Average train speed (miles per hour)	26.4	26.3	-%
Average terminal dwell time (hours)	27.4	26.4	4
Average rail car inventory (thousands)	263.8	275.4	(4)

Revenue Ton-Miles (Millions)
Agricultural	19,459	21,909	(11)%
Automotive	3,848	3,657	5
Chemicals	18,601	16,045	16
Coal	43,720	54,379	(20)
Industrial Products	18,759	17,688	6
Intermodal	19,576	19,029	3
Total	123,963	132,707	(7)%

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
Millions, Except Percentages	Mar. 31, 2013	Dec. 31, 2012
Debt (a)	$9,861	$8,997
Equity	20,144	19,877
Capital (b)	$30,005	$28,874

Debt to capital (a/b)	32.9%	31.2%

*

Total debt divided by total debt plus equity. Management believes this is an important measure in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
Millions, Except Percentages	Mar. 31, 2013	Dec. 31, 2012
Debt	$9,861	$8,997
Net present value of operating leases	3,044	3,096
Unfunded pension and OPEB	662	679
Adjusted debt (a)	13,567	12,772
Equity	20,144	19,877
Adjusted capital (b)	$33,711	$32,649

Adjusted debt to capital (a/b)	40.2%	39.1%

*

Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 5.6% at March 31, 2013 and 6.0% at December 31, 2012. The discount rate reflects our effective interest rate. Management believes this is an important measure to management and investors in evaluating the total amount of leverage in our capital structure including off-balance sheet obligations.